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EXHIBIT 99.1

                           (BELL MICROPRODUCTS LOGO)

CONTACT: Rob Damron
         Investor Relations Representative
         Bell Microproducts Inc.
         (414) 224-1668
         ir@bellmicro.com

FOR IMMEDIATE RELEASE

BELL MICROPRODUCTS SOLICITS CONSENTS FROM HOLDERS OF ITS CONVERTIBLE SUBORDINATED NOTES DUE 2024

December 7, 2006--Bell Microproducts Inc. (Nasdaq: BELM) (the "Company") today announced that it has commenced a solicitation of consents from holders of record as of December 6, 2006, of its outstanding aggregate $110,000,000 principal amount of 3 3/4% Convertible Subordinated Notes due 2024 (the "Notes") for the waiver of any default or event of default relating to certain reporting requirements in the indentures for the Notes and the amendment of the indentures to eliminate any provision that would trigger a Default or Event of Default for the failure to file or deliver any reports required to be filed with the Securities and Exchange Commission ("SEC") or the trustee, including as required by Section 314 of the Trust Indenture Act of 1939, as amended.

The proposed waiver and amendment to the indentures requires the consent of holders of a majority in aggregate principal amount of the Notes outstanding. Upon receipt of such consents, the waiver and amendment will be effective upon all holders of the Notes and there will be no right to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any failure to file or deliver any SEC reports.

The Company will pay a fee, in the event that the proposed waiver and amendment become effective, of $5.00 in cash for each $1,000 principal amount of Notes for which consents are properly delivered and not revoked prior to the expiration of the consent solicitation. The consent solicitation will expire at 5:00 p.m. New York City time on December 13, 2006, unless the consent solicitation is extended by the Company (the "Expiration Date").

In addition, if, prior to February 28, 2007, the Company does not commence a tender offer in which all Notes validly tendered are redeemed by the Company at a price of at least $1,000 plus accrued and unpaid interest up to but not including, the date the Notes are redeemed, for each $1,000 principal amount of Notes validly tendered, and hold such tender offer open for at least twenty business days, the Company will pay holders of Notes for which consents were properly

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executed and delivered and not revoked prior to the Expiration Date, an additional fee of $50.00 for each $1,000 principal amount of Notes. Payment of either fee to the holders of the Notes is conditioned upon receipt by the Company of consents to the waiver and amendment from holders of a majority in aggregate principal amount of the Notes outstanding prior to the Expiration Date.

The waiver and amendment are related to the Company's previously announced delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2006 (the "Form 10-Q") with the SEC. The Company has also previously announced it intends to file an amended report on Form 10-K for the year ended December 31, 2005 and amended quarterly reports on Forms 10-Q for the quarters ended March 31, 2006 and June 30, 2006 due to a determination that restatements of the financial statements and financial information were required for the first, second, third and fourth quarters of 2005, the first and second quarters of 2006 and the annual periods ended December 31, 2004 and 2005 for a number of accounting errors. The Company is working diligently on completing the restated financials. As part of the restatement process, the Company has engaged in a thorough review of its financial reports, which is a time consuming process, pursuant to which additional issues may arise. In addition to the accounting issues the Company has previously disclosed, it has also undertaken an evaluation of the manner in which it recorded foreign currency cash flows during prior reported periods from 2004 through the current quarter, as well as a review of its stock options to assure proper accounting treatment. The preliminary option review currently being conducted, with the assistance of independent counsel, is limited in scope and intended to provide the Company's audit committee with additional information in order for it to determine whether a full review is necessary.

Holders may tender their consents at any time prior to the Expiration Date. The terms and conditions of the consent solicitation are described in a Consent Solicitation Statement dated December 7, 2006, which is being sent to all holders of record of the Notes as of December 6, 2006. Requests for additional copies of the Consent Solicitation Statement, the Letter of Consent or other related documents should be directed to Global Bondholder Services Corporation, the Information Agent for the consent solicitation, at (toll free) (866) 736-2200 or (212) 430-3774. Questions regarding the consent solicitation should be directed to Credit Suisse Securities (USA) LLC, the solicitation agent for the consent solicitation, at (212) 538-3953.

The solicitation presents certain risks for holders who consent, as set forth more fully in the consent solicitation statement and related documents. These documents contain important information, and holders should read them carefully before making any decision. Additional information is included in the Form 8-K filed by the Company today.

This announcement is not a solicitation of consents with respect to any securities nor is it an offer to purchase or a solicitation of an offer to sell securities. The consent solicitation is being made solely by the Consent Solicitation Statement dated December 7, 2006 and the related Letter of Consent. If the Company decides in the future to commence any tender offer, that offer will be made pursuant to the terms and conditions of an offering document to be filed by the Company as soon as practicable. Such offering document will describe in detail the risks associated with the tender offer.

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ABOUT BELL MICROPRODUCTS

Bell Microproducts is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components and peripherals, as well as maintenance and professional services. An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world's largest storage-centric value-added distributors.

Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs. From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions. More information can be found in the Company's SEC filings, or by visiting the Bell Microproducts Web site at www.bellmicro.com.

SAFE HARBOR STATEMENT

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which include the Company's intentions with respect to seeking a waiver of Default and amendment to the indentures governing the Notes and its current beliefs and expectations relating to the continued review of its financial reporting, involve known and unknown risks and uncertainties which could cause actual results or facts to differ materially from such statements for a variety of reasons including, but not limited the risks described from time to time in the Company's reports to the Securities and Exchange Commission (including the Company's Annual Report on Form 10-K, Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K). Additional risk factors, which are described in more detail in the consent solicitation statements, may include:

     - risks associated with the Company's inability to obtain the consents of holders of a majority in principal amount of the Notes and the acceleration of the Company's debt obligations;

     - risks associated with the Company's potential failure or inability to commence and properly hold open a tender offer for the Notes;

     - the ultimate outcome and timing of the Company's financial restatement process and stock option review, including risks associated with additional issues that may arise during the review being conducted by our accountants;

     - risks arising from material weaknesses in the Company's internal control over financial reporting;

     - potential adverse effects to the Company's financial condition, results of operations or prospects as a result of any required adjustments to prior period financial statements, and the incurrence of costs related to the restatement and consent solicitation process;

     - risks associated with the Company's inability to prepare and timely file financial statements;

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     -    potential adverse effects if there are additional adverse
          accounting-related developments;

     - potential adverse developments from enforcement actions that may be commenced by regulatory agencies, including delisting of our common stock from the Nasdaq Global Market; and

     - potential downgrades in the credit ratings of the Company's securities.

Investors should take such risks into account when making investment decisions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no obligation to update publicly or revise any forward-looking statements.